Exhibit 10.44.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT between Artemis International Solutions Corporation, a Delaware corporation (the “Company”), and Michael Rusert (the “Employee”) (the “First Amendment”), dated as of October 1, 2002, amending the Employment Agreement dated as of January 25, 2002, between the Company and Employee (the “Original Agreement,” and as amended by this First Amendment, the “Agreement”).

WHEREAS, the Company and the Employee both recognize that certain omissions were made with respect to drafting and executing the Original Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration (including but not limited to the Employee continuing to provide services to the Company pursuant to the Agreement), the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.          Employment Termination. Section 4 – “Employment Termination” – of the Original Agreement is hereby amended by deleting Section 4(b) of the Original Agreement and Section 4(d)(ii) of the Original Agreement – and replacing both respectively, as follows:

•                       4(b)  Termination by Employer Without Cause.  Notwithstanding anything herein to the contrary, Employer may terminate Employee’s employment hereunder at any time, for any reason or no reason, on not less than fifteen (15) days’ prior written notice, or with fifteen (15) days’ pay in lieu of such notice.  In the event of termination either pursuant to this Subsection (b), or if Employee resigns for Good Reason as defined in Section 4(d)(ii) below, Employee will be entitled, (i) to Employee’s continued Base Salary for a period of one (1) year at the rate in effect on the date of Employee’s termination and to any bonus earned but not yet paid, and (ii) to vest immediately any Options granted hereunder, with all such Options to be exercisable by the Employee for their full remaining term; provided, however, that Employee’s right to receive the salary continuation payments and to vest and have exercisable the Options provided for in this Section 4(b) shall be conditioned upon continued compliance with Employee’s obligations under the provisions of this Agreement that survive such termination.

•                       4(d)(ii)  For purposes of this  Employment Agreement, “Good Reason” shall mean either, (1) that Employee’s title has been changed to a title of lesser authority or Employee’s duties or responsibilities within Company have been materially reduced or, (2) that a “Change in Control” of the Company shall have occurred.  Employee shall have the right to terminate his employment for Good Reason under this Agreement upon not less than fifteen (15) days prior written notice, which notice must be given within thirty (30) days after the occurrence of the event giving rise to such right  to terminate, provided that for those circumstances whereby Employee’s title has been changed to one of a lesser authority or Employee’s duties have been materially reduced, Company shall have the right to restore Employee to his title and position prior to such event within ten (10) days after such notice is given.  If Employee is not restored to his prior title and position within ten (10) days after such notice is given or, in those circumstances whereby a Change in Control of the Company shall have occurred, then Employee’s resignation under this subparagraph shall be treated as a termination by the Company without cause, consistent with Section 4(b) above, with Employee being eligible to receive the benefits as provided therein.  “Change in Control” of the Company shall be deemed to have occurred if:  (1) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger own a majority of the common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (2) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (3) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding Common Stock.

2.        Miscellaneous

(a)                                  Ratification.  Except as otherwise expressly set forth herein, the Original Agreement is hereby ratified and confirmed in its entirety.

(b)                                 Effective Date.  This First Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of the date first written above.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
(Signature)

James Cannavino
Chairman of the Board

EMPLOYEE

(Signature)

Michael Rusert
President and Chief Executive Officer